EXHIBIT 99.1

Global Blood Therapeutics Receives EMA PRIME Designation for GBT440 for the Treatment of Sickle Cell Disease (SCD)

– GBT440 is First Potential Treatment for SCD To Be Accepted for PRIME –

– PRIME Designation Allows for Frequent and Early Interactions with the Agency Aimed at Assisting Accelerated Evaluation and Approval –

SOUTH SAN FRANCISCO, Calif., June 28, 2017 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT) today announced that the European Medicines Agency (EMA) has determined that GBT440 for the treatment of sickle cell disease is eligible for its Priority Medicines (PRIME) program. The PRIME program is a new regulatory mechanism that provides for early and proactive EMA support to medicine developers to help patients benefit as early as possible from innovative new products that have demonstrated the potential to significantly address an unmet medical need.

“Access to the EMA’s PRIME program is important not just for GBT, but for the entire SCD community, as this is the first eligibility granted to PRIME for a SCD therapy. It provides further recognition from a regulatory authority that SCD is a severely unmet medical need that requires attention,” said Ted W. Love, M.D., president and chief executive officer of GBT. “Additionally, it is external validation of the potential of GBT440 to address this need and bring a major therapeutic advantage to patients. We look forward to this enhanced collaboration with the EMA to further accelerate the development of GBT440 for patients in Europe.”

To be accepted for PRIME, a therapy must demonstrate the potential to benefit patients with unmet medical needs through early clinical data. The GBT440 acceptance was supported by data from the ongoing Phase 1/2 clinical trial (GBT440-001) evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of GBT440 in both healthy subjects and adults with SCD. Additionally, results from this trial, coupled with the well understood molecular pathophysiology of SCD and the mechanism of action of GBT440, support the scientific rationale that improvement in hemolysis and hemoglobin may be likely to translate into an improvement in patient symptoms and important disease modification.

About the Priority Medicines (PRIME) Initiative
PRIME is a program launched by the European Medicines Agency (EMA) to enhance support for the development of medicines that target an unmet medical need. This voluntary program is based on enhanced interaction and early dialogue with developers of promising medicines, to optimize development plans and speed up evaluation so these medicines can reach patients earlier. Through PRIME, the EMA offers early and proactive support to medicine developers to optimize the generation of robust data on a medicine’s benefits and risks and enable accelerated assessment of medicines applications. The goal of the initiative is to help patients benefit as early as possible from therapies that may significantly improve their quality of life.

About Sickle Cell Disease (SCD)
SCD is a lifelong inherited blood disorder caused by a genetic mutation in the beta-chain of hemoglobin, which leads to the formation of abnormal hemoglobin known as sickle hemoglobin (HbS). In its deoxygenated state, HbS has a propensity to polymerize, or bind together, forming long, rigid rods within a red blood cell (RBC). The polymer rods deform RBCs to assume a sickled shape and to become inflexible, which can cause blockage in capillaries and small blood vessels. Beginning in childhood, SCD patients suffer unpredictable and recurrent episodes or crises of severe pain due to blocked blood flow to organs, which often lead to psychosocial and physical disabilities. This blocked blood flow, combined with hemolytic anemia (the destruction of RBCs), can eventually lead to multi-organ damage and early death.

About GBT440 in Sickle Cell Disease
GBT440 is being developed as an oral, once-daily therapy for patients with SCD. GBT440 works by increasing hemoglobin's affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, GBT believes GBT440 blocks polymerization and the resultant sickling of red blood cells. With the potential to restore normal hemoglobin function and improve oxygen delivery, GBT believes that GBT440 may potentially modify the course of SCD. In recognition of the critical need for new SCD treatments, the U.S. Food and Drug Administration (FDA) has granted GBT440 both Fast Track and Orphan Drug designations for the treatment of patients with SCD, and the European Commission (EC) has designated GBT440 as an orphan medicinal product for the treatment of patients with SCD. GBT is currently evaluating GBT440 in the HOPE (Hemoglobin Oxygen Affinity Modulation to Inhibit HbS PolymErization) Study, a Phase 3 clinical trial in patients age 12 and older with SCD. Additionally, GBT440 is being studied in the ongoing Phase 1/2 GBT440-001 trial and in the ongoing HOPE-KIDS 1 Study, an open-label, single- and multiple-dose study in adolescents (age 12 to 17) with SCD designed to assess the safety, tolerability, pharmacokinetics and exploratory treatment effect of GBT440.

About Global Blood Therapeutics
Global Blood Therapeutics, Inc. is a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its lead product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease. GBT is also investigating GBT440 for the treatment of hypoxemic pulmonary disorders in two ongoing Phase 2a studies in patients with idiopathic pulmonary fibrosis. To learn more, please visit www.globalbloodtx.com and follow the company on Twitter: @GBT_News.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of GBT440, our ability to implement our clinical development plans for GBT440 in both SCD and hypoxemic pulmonary disorders, our ability to generate and report data from our ongoing studies of GBT440, regulatory review and actions relating to GBT440, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, and that drug-related adverse events may be observed in later stages of clinical development, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Myesha Lacy (investors)
GBT
650-351-4730
investor@globalbloodtx.com

Julie Normart (media)
Pure Communications
415-946-1087
media@globalbloodtx.com